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                                                                       Exhibit 5


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") dated this 27th day of March, 2002, is by and between Teltronics, Inc., a Delaware corporation (the "Company") and HARRIS CORPORATION, a Delaware corporation ("Harris", which, together with any subsequent assignees subject to the provisions hereof, the "Holder").

                                   WITNESSETH:

         WHEREAS, on the date hereof the Company has issued the Holder shares of Series C Preferred Stock (the "Preferred Shares") effective the date hereof which are initially convertible into an aggregate of 1,454,545 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), subject to the terms and conditions set forth in the Company's Certificate of Designations creating the Preferred Shares (such shares of Common Stock being the "Conversion Shares");

         WHEREAS, none of the Conversion Shares have been registered under the Securities Act (as defined below) and, as a inducement to Holder, the Company has agreed to grant to Holder certain registration rights with respect to the Conversion Shares as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEMAND REGISTRATION.

         (a) Demand Right. If the Company shall receive from Initiating Holders (as defined in Section 10) at any time or times a written request that the Company effect any registration with respect to Registrable Securities (the "Demand Request"), in an offering to be firmly underwritten by underwriter(s) selected by the Initiating Holders (which underwriter(s) shall be reasonably acceptable to the Company) the Company shall:

             (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities ("Notice of Demand Request"); and

             (ii) as soon as practicable, use its best efforts to file a registration statement covering the Registrable Securities so requested to be registered and to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act of 1933 (the "Securities Act") and as would permit or facilitate the sale and distribution of all of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holders of Registrable Securities joining in such request as are specified in a written request received by the Company within twenty (20) days after the date of the Notice of Demand Request.

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         The Company shall only be required to effect, pursuant to this Section
1, four (4) registrations of Registrable Securities. A requested registration shall not count for these purposes unless (A) such registration statement has been declared effective and an offering closed in which at least 90% of the Registrable Securities requested to be included in such registration by the Initiating Holders shall have been sold or (B) the registration has been withdrawn by the Initiating Holders and the Initiating Holders have not paid the Registration Expenses pursuant to Section 4 hereof in circumstances in which they were required to bear such expenses.

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1(b) and (7) hereof and the prior written consent of the Initiating Holders, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company, provided that all the Registrable Securities for which the Initiating Holders have requested registration shall be covered by such registration statement before any such other securities are included.

         (b) Proviso. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1:

             (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

             (ii) during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date seventy-five (75) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

             (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 3 hereof.

         (c) Deferral of Registration. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement as soon as practicable after receipt of the request of the Initiating Holders would be materially detrimental to the Company because there exist bona fide financing, acquisition or other activities of the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is essential to defer the filing of such registration statement, then the Company shall have the right to defer


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

such filing (except as provided in Subsection (b)(ii) above) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that the Company shall not defer its obligation in this manner more than once in any twelve-month period, and provided further that the Initiating Holders shall be entitled to withdraw the request for registration and, if such request is withdrawn, such registration shall not count as a permitted requested registration hereunder and the Company shall pay all Registration Expenses incurred in connection with such withdrawn registration request.

         (d) Underwriting. The right of any other holders of Registrable Securities joining in a request for registration as provided in Section 1(a)(ii) above to registration pursuant to this Section 1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting on the same terms as those of the Initiating Holders (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion).

         (e) Procedures. In any registration pursuant to Section 1, if the Company shall request inclusion of securities to be sold for its own account, or if other persons entitled to incidental registrations shall request inclusion in such registration pursuant to Subsection (c) above, the Initiating Holders shall, on behalf of all holders of Registrable Securities, offer to include such securities in the underwriting and may condition such offer on the acceptance by the Company or such other persons of the further applicable provisions of this
Section 1. The Company shall (together with all Holders and such other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative(s) of the underwriter(s) selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section, if the representative of the underwriter(s) advises the Initiating Holders of the need for an Underwriter's Cutback (as defined in Section 10), the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 8 hereof. If a person who has requested inclusion in such registration as provided in this Subsection (e) does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders, and the securities owned by such person(s) shall be withdrawn from registration (the "Withdrawn Securities"). If there are any Withdrawn Securities and if there was an Underwriter's Cutback, then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of Withdrawn Securities that would have been included in the registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 8.

2.       PIGGYBACK REGISTRATION.

         (a) Notice and Procedures. If the Company proposes to register any of its Common Stock either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Sections 1 or 3 hereof), the Company will:


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

             (i) promptly give written notice thereof to the Holder or, if different, to each holder of Registrable Securities; and

             (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any holder of Registrable Securities and received by the Company within fifteen (15) days after the written notice from the Company described in clause (i) above, which written request may specify the inclusion of all or a part of such holder's Registrable Securities.

         The provisions of this Section 2 shall not apply to any registration relating solely to employee benefit plans (as defined under Rule 405 of the Securities Act), or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 2(a)(i). In such event, the right of any holders to registration pursuant to this Section shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter(s) selected by the Company.

         Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Company of the need for an Underwriter's Cutback, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting; provided, however, that Registrable Securities shall be included in any over-allotment option granted to the underwriters before inclusion of any shares from the Company. The Company shall advise all holders of securities requesting registration of the Underwriter's Cutback, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section
9. If any person does not agree to the terms of any such underwriting, it shall be excluded therefrom by written notice from the Company or the underwriter and any securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration ("Withdrawn Securities").

         If there are Withdrawn Securities and if there was an Underwriter's Cutback, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares of Withdrawn Securities that would have been included in the registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among such holders requesting additional inclusion in accordance with Section 9.

         (c) Lock Up Agreements. If requested in writing by the Company and an underwriter of Common Stock for the Company, the holders of Registrable Securities shall agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by such holder (other than those included in the registration statement) for a period not to exceed one hundred twenty (120) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company, all holders of Registrable Securities, and all other holders of rights to registration of any other security of the Company enter into similar agreements identical in terms to that of the holders of Registrable Securities. The terms of this Section 2(c) shall not apply to sales made pursuant to Rule 144 promulgated under the Securities Act.

3.       REGISTRATION ON FORM S-3.

         (a) After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the holders of Registrable Securities shall have the right to request registrations on Form S-3 or any comparable or successor form. Each such request shall be in writing and shall state the anticipated number of shares of Registrable Securities to be disposed of and the anticipated gross proceeds of such shares, and the intended methods of disposition of such shares by such holder or holders, including whether such resales are to be made on a delayed or continuous basis pursuant to Rule 415. The Company shall not be obligated to effect any registration pursuant to this Section 3 if (i) the holder of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other shares of Common Stock (if any) on Form S-3 at an aggregate price to the public of less than $500,000, or (ii) in the event that the Company shall furnish the certification described in Subsection 1(b)(ii) or Subsection 1(c) (but subject to the limitations set forth therein), or (iii) the Company will be required to obtain an audit (other than for its normal year-end audit) for such registration to become effective. The Company shall only be required to effect two (2) registrations of Registrable Securities pursuant to this Section 3 in each calendar year, provided, however, that if the offering is to be effected on a continuous or delayed basis pursuant to Rule 415 (or any successor rule), and the registration statement is kept effective for a period in excess of 180-days, then the Company shall not be required to effect another registration in that calendar year.

         (b) If a request complying with the requirements of Section 3(a) hereof is delivered to the Company, the provisions of Sections 1(a)(i) and (ii) and
Section 1(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1(d) and 1(e) hereof shall also apply to such registration.

4.       EXPENSES OF REGISTRATION.


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

         All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1, 2, and 3 hereof, shall be borne by the Company; provided, however, that a holder of Registrable Securities shall bear the Registration Expenses for any registration proceeding begun pursuant to Section 1 and subsequently withdrawn by that holder registering shares therein, unless such withdrawal is based upon (a) material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Initiating Holders at the time of their request for registration under Section 1, or (b) material adverse changes in the financial markets which result in a significant decline in the public market price for the Company's Common Stock of at least twenty percent (20%) from the date such registration proceeding is begun to the date of such withdrawal. All Selling Expenses relating to securities registered pursuant to Sections 1, 2, and 3 hereof, shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

5.       REGISTRATION PROCEDURES.

         In the case of each registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to effect the registration and sale of Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC a registration statement with respect to the securities to be registered on such form as the Company deems appropriate and is permitted or qualified to use, and shall use all reasonable efforts to cause such registration statement to become and remain effective for a period of ninety (90) days or until the holders have completed the distribution described in the registration statement relating thereto, whichever first occurs or, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, for such period as shall be necessary to keep the registration statement effective until all such Registrable Securities are sold;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (c) furnish to the holders of Registrable Securities to be included in a registration statement, at a reasonable time prior to the filing thereof with the SEC, a copy of the registration statement (and each amendment or supplement thereto) in the form the Company proposes to file the same; and furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as such holder of Registrable Securities from time to time may reasonably request in order to facilitate the disposition of such Registrable Securities owned by such Seller;

         (d) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such


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registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and provide a transfer agent and registrar and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

         (f) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first day of the Company's first full fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

         (g) in connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1 or 3 hereof, enter into an underwriting agreement containing customary underwriting provisions so as to effect the offer and sale of the Registrable Securities.

6.       INDEMNIFICATION.

         (a) The Company will indemnify each holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any such underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement, notification, or the like) incident to any registration under this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such holder, each of its officers, directors, partners, and each person controlling such holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder


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or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

         (b) In connection with the registration or sale of shares of Registrable Securities pursuant to this Agreement, each holder whose Registrable Securities are included in such registration being effected under this Agreement, will indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, underwriters, or control person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to the Company by such holder of the Registrable Securities, and stated to be specifically for use therein; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld; and provided that in no event shall any indemnity under this Section exceed the net amount of proceeds from the offering received by such holder.

         (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party or parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.


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         (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

7.       INFORMATION BY HOLDER.

         Each holder of Registrable Securities shall furnish to the Company in writing such information regarding such holder and the distribution proposed by such holder as the Company or underwriters may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

8.       ALLOCATION OF REGISTRATION OPPORTUNITIES.

         In any circumstance in which all of the Registrable Securities and other shares Common Stock of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the holders of Registrable Securities or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the holders of Registrable Securities and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such holders and other selling stockholders. If any holder of Registrable Securities or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to this procedure, the remaining portion of his allocation shall be reallocated among those requesting holders of Registrable Securities and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such holders and other selling stockholders, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the holders of Registrable Securities and other selling stockholders have been so allocated. The

Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include in that registration shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's stock option plan, or in order to include in such registration securities registered for the Company's own account.

9.       SURVIVAL OF RIGHTS; TERMINATION OF REGISTRATION RIGHTS.

         The provisions of this Agreement shall survive the conversion of the Preferred Shares. The right of any holder of Registrable Securities to request registration or inclusion in any registration pursuant to this Agreement shall terminate on such date as all shares of Registrable Securities held or entitled to be held upon conversion by such holder shall be freely tradable under Rule 144(k).

10.      DEFINITIONS.

         Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings:

         "Holder" shall mean any Person who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance herewith.

         "Initiating Holders" shall mean holders of the Registrable Securities who in the aggregate hold not less than twenty five percent (25%) of the aggregate of the original Registrable Securities, and who exercise rights to request registration under Section 1.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, sole proprietorship, trust or other entity, business association or organization.

         "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement and such other action as might be required with respect to registration, qualification or compliance under applicable state securities laws.

         "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of custodians, fees and disbursements of counsel for the Company and its independent certified public accountants, blue sky fees and expenses, and reasonable fees and disbursements of one counsel for the holders or selling stockholders, which counsel shall be chosen by the holders of a majority of the Registrable Securities included in such registration, but shall not include Selling Expenses.

         "Registrable Securities" shall mean (i) Conversion Shares issued upon conversion of the Preferred Shares, and (ii) any Common Stock issued as a dividend or other distribution with


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

respect to, or in exchange for, or in replacement of, the shares referred to in clause (i); provided, however, that Registrable Securities shall not include any securities which have been distributed to the public pursuant to an offering registered under the Securities Act, or sold to the public through a broker, dealer or market maker in compliance with Rule 144.

         "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

         "Rule 145" shall mean Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

         "SEC" shall mean the Securities and Exchange Commission.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any stockholder (other than the fees and disbursements of one counsel for the holders of Registrable Securities, as selling stockholders, included in Registration Expenses).

         "Underwriter's Cutback" shall mean a reduction in the number of shares to be included in any underwritten offering as the result of receipt of written notice from the representative(s) of the underwriters to the effect that the number of shares requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to either the Company (in a primary registration) or the majority of the holders initially requesting such registration (in a secondary registration).

11.      OTHER REGISTRATION RIGHTS.

         Except as provided in this Agreement, the Company shall not hereafter grant to any person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities, provided that the Company may grant rights to other persons to participate in piggyback registrations as provided in Section 2 hereof so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such piggyback registrations.

12.      NOTICE.

         All notices, demands or other communications to be given or delivered under this Agreement shall be in writing, signed by the party giving such notice, demand or communication and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) one (1) day after being sent to the recipient by a nationally recognized overnight courier service (charges


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

prepaid) or sent by facsimile transmission, or (iii) three (3) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each party at the address set forth below, or at such other address as may have been previously supplied by written notice to the sending party:

         Holder:                  Harris Corporation
                                  1025 NASA Boulevard
                                  Melbourne, Florida  32919
                                  Attention:  Corporate Secretary

         with a copy to:          Scott T. Mikuen, Esq.
                                  Vice President-Counsel,
                                  Corporate & Commercial Operations
                                   and Assistant Secretary
                                  1025 NASA Boulevard
                                  Melbourne, Florida  32919
                                  Fax:  (321) 727-9234

         The Company:             Teltronics, Inc.
                                  2150 Whitfield Industrial Way
                                  Sarasota, Florida  34243
                                  Fax:  (941) 751-7724
                                  Attention:  Ewen R. Cameron, President

         with a copy to:          Blair & Roach
                                  2645 Sheridan Drive
                                  Tonawanda, New York  14150
                                  Fax:  (716) 834-9197
                                  Attention:  John N. Blair, Esq.

13.      MISCELLANEOUS.

         (a) Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may at its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the Holder (as long as the Holder holds any Registrable Securities) and holders of at least a majority of any other outstanding Registrable Securities and any such amendment or waiver shall


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

be binding on all Holders, provided that in no event shall the obligation of any Holder hereunder be materially increased except with the written consent of such Holder.

         (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

         (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be in effect only to the extent that such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (e) Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

         (f) Descriptive Headings. The section numbers and descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (g) Governing Law. The Delaware General Corporation Law shall govern all issues and questions concerning the relative rights of the Company and its stockholders and all other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the state of Delaware.

         (h) Jurisdiction and Venue. The Company and Holder hereby consent to the jurisdiction of the courts of Brevard County in the State of Florida and the United States District Court for the Middle District of Florida, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

         (i) Notice of Transfer. The Holder and any other holder of Registrable Securities agrees to notify the Company of any transfers of Registrable Securities; provided, however, that any failure to give such notice shall not adversely effect the rights to which any holder or transferee of Registrable Securities would otherwise be entitled hereunder.




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                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their duly authorized officers as of the date first above written.


                                   COMPANY:

                                   TELTRONICS, INC.


                                   By:   /s/ Ewen R. Cameron
                                         ---------------------------------------
                                         Ewen R. Cameron
                                         President


                                   HOLDER:

                                   HARRIS CORPORATION


                                   By:   /s/ Jeffrey P. Morrill
                                         ---------------------------------------
                                   Name: Jeffrey P. Morrill
                                         ---------------------------------------
                                   Its:  Assistant Treasurer
                                         ---------------------------------------






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